Exhibit 99.1

For Immediate Release

SAGENT CONTACT:

Jonathon Singer

(847) 908-1605

jsinger@sagentpharma.com

SAGENT PHARMACEUTICALS REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS

Record revenue and earnings driven by new product launches

SCHAUMBURG, Ill., May 6, 2013 – Sagent Pharmaceuticals, Inc. (NASDAQ: SGNT), a leader of specialty pharmaceutical products with an emphasis on the injectable market, today announced financial results for the quarter ended March 31, 2013.

First Quarter 2013 Highlights

•	Revenue increased 57% to $60.2 million driven by products launched in the last twelve months;

•	Reported Gross profit increased 220% to $18.5 million, or 30.7% of net revenue;

•	Adjusted gross profit[1] increased 196% to $19.2 million, or 31.9% of net revenue;

•	Net income of $9.8 million, or diluted earnings per share of $0.34;

•	Launched Zoledronic Acid to strong market reception;

•	Appointed industry veteran Jim Hussey as President in March; and

•	Announced agreement to acquire joint venture partner’s 50% interest in KSCP, in furtherance of our strategic objective of vertical integration.

“We are very pleased to report our first quarter financial results that include record revenues, our first full quarter of positive earnings and adjusted gross margins that are approaching our long term targeted rates,” said Jeffrey M. Yordon, chief executive officer and chairman of the board of Sagent. “Strategically, we continue to build upon the positive momentum generated last year and position ourselves for continued growth with the strengthening of our leadership team and the agreement to acquire our joint venture partner’s 50% interest in KSCP. The launch of Zoledronic acid, at market formation, was a strong contributor to our revenue growth and margin expansion during the first quarter.”

Financial Results for the quarter ended March 31, 2013

Net revenue for the first quarter of 2013 was $60.2 million, an increase of $21.9 million, or 57.3%, compared to $38.3 million in the first quarter of 2012. The increase was driven by $21.3 million in revenue from the launch of 32 new codes or presentations of 16 new products since March 31, 2012,

[1]	Adjusted gross profit is a non-GAAP measure. Please see discussion of Non-GAAP Financial Measures at the end of this press release.

including Zoledronic acid at market formation. Gross profit for the first quarter of 2013 was $18.5 million, or 30.7% of net revenue, compared to $5.8 million, or 15.1% of net revenue, in the first quarter of 2012. Adjusted gross profit for the first quarter of 2013 was $19.2 million, or 31.9% of net revenue, compared to $6.5 million, or 16.9% of net revenue in the first quarter of 2012.

Total operating expenses for the first quarter of 2013 increased 7% to $13.6 million, compared to $12.7 million for the same period in 2012. Product development expense totaled $4.3 million and $4.6 million in the first quarter of 2013 and 2012, respectively. Selling, general and administrative (“SG&A”) expenses for the first quarter of 2013 totaled $8.9 million compared to $7.6 million in the first quarter of 2012, with the increase due primarily to non-cash equity compensation expense. The equity in net loss of joint ventures for the first quarter of 2013 totaled $0.4 million compared to $0.5 million in the first quarter of 2012.

Termination fee for the first quarter of 2013 represents the $5 million one-time termination fee related to the amendment of the company’s Manufacturing and Supply Agreement with Actavis.

Interest expense for the first quarter of 2013 declined $1.4 million compared to the first quarter of 2012, primarily due to the 2012 inclusion of $1.1 million in costs incurred in connection with the retirement of our former senior secured revolving and term loan credit facilities.

Net income for the first quarter of 2013 was $9.8 million, compared to a net loss for the first quarter of 2012 of $8.3 million.

Liquidity

Our cash and cash equivalents and short term investments at March 31, 2013 were $71.0 million, and our working capital totaled $121.5 million.

Fiscal 2013 Guidance

Sagent’s business plan for fiscal 2013 currently anticipates:

•	Net revenue for the year to be in the range of $220 to $250 million driven by 13 to 15 product launches;

•	Adjusted gross profit as a percentage of net revenue in the range of 23% to 28%;

•

Product development expense in the range of $25 to $27 million, an increase over the previous range of $20 to $22 million based primarily on the reinvestment of the $5 million settlement received from Actavis; and

•

Selling, general and administrative expenses in the range of $34 to $37 million, an increase from the previous range of $32 to $35 million, based primarily on the consolidation of KSCP upon completion of the acquisition.

Based upon the above assumptions and our first quarter performance, the Company has expanded its anticipated range for reported net income for fiscal 2013 to between $5 million and $15 million.

“The $5 million received from the Actavis settlement will be re-invested in product development activities,” stated

Jonathon M. Singer, Executive Vice President and Chief Financial Officer of Sagent. “In addition, upon completion of the acquisition of our joint venture partner’s interest in KSCP, the accounting treatment will change from the equity method to full consolidation of the operations into our financial statements. As such, certain financial captions within guidance will reflect the consolidated operations of KSCP and we will record 100% of the cost of operating the facility in our financial results. However, due to our strong first quarter, it will not impact our full year earnings outlook.”

Conference Call Information

Sagent will host its first quarter conference call this morning beginning at 9:00 a.m. Eastern Daylight Time. Please call 877-293-5456 from the United States or +1-707-287-9357 internationally. In addition, the live conference call is being webcast and can be accessed on the “Events and Presentations” page of the “Investor Relations” section of the Company’s website, www.sagentpharma.com. A replay also will be available for 14 days following the live call, and may be accessed via the Company’s website or by calling 855-859-2056, passcode 43662748.

About Sagent Pharmaceuticals

Sagent Pharmaceuticals, Inc., founded in 2006, is a specialty pharmaceutical company focused on developing, manufacturing, sourcing and marketing pharmaceutical products, with a specific emphasis on injectable products. Sagent has created a unique, global network of resources, comprised of rapid development capabilities, sophisticated manufacturing and innovative drug-delivery technologies, quickly yielding an extensive portfolio of pharmaceutical products that fulfills the evolving needs of patients.

Forward-Looking Statements

Statements contained in this press release contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact, including our fiscal 2013 guidance, included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give Sagent’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business as of the date of this release. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Sagent’s expectations are not predictions of future performance, and future results may substantially differ from current expectations based upon a variety of factors, risks and uncertainties affecting Sagent’s business, including, among others, our reliance upon our business partners for timely supply of sufficient high quality API and finished products in the quantities we require; the difficulty of predicting the timing or outcome of product development efforts and FDA approvals; the difficulty of predicting the timing and outcome of any pending litigation including litigation involving third parties that may have an impact on the timing of Sagent’s product launches; the impact of competitive products and pricing and actions by Sagent’s competitors with respect thereto; the timing of product launches; compliance with FDA and other governmental regulations by Sagent and its third party manufacturers; changes in laws and regulations; our ability to consummate the pending acquisition of our joint venture partner’s interest in our KSCP joint venture in China; our ability to realize the expected benefits from our investment in KSCP; the potential that we may be required to make additional capital investments in KSCP to continue its operations; and such other risks detailed in Sagent’s periodic public filings with the Securities and Exchange Commission, including but not limited to Sagent’s most recent annual report on Form 10-K. Sagent disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law.

Non-GAAP Financial Measures

Sagent reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

The press release and the accompanying schedules, as well as earnings discussions, include a discussion of Adjusted Gross Profit, EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with GAAP. We define Adjusted Gross Profit as gross profit plus our share of the gross profit earned through our Sagent Agila joint venture which is included in the Equity in net (income) loss of joint ventures line on the Condensed Consolidated Statements of Operations. We define EBITDA as net loss less interest expense, net of interest income, provision for income taxes, depreciation and amortization. We define Adjusted EBITDA as net loss less interest expense, net of interest income, provision for income taxes, depreciation and amortization, stock-based compensation expense and the equity in net loss of our KSCP joint venture.

We believe that Adjusted Gross Profit, EBITDA and Adjusted EBITDA are relevant and useful supplemental information for our investors. Our management believes that the presentation of these non-GAAP financial measures, when considered together with our GAAP financial measures and the reconciliation to the most directly comparable GAAP financial measures, provides a more complete understanding of the factors and trends affecting Sagent than could be obtained absent these disclosures. Management uses Adjusted Gross Profit, EBITDA and Adjusted EBITDA and corresponding ratios to make operating and strategic decisions and evaluate our performance. We have disclosed these non-GAAP financial measures so that our investors have the same financial data that management uses with the intention of assisting you in making comparisons to our historical operating results and analyzing our underlying performance. Our management believes that Adjusted Gross Profit provides a useful supplemental tool to consistently evaluate the profitability of our products that have profit sharing arrangements. The limitation of this measure is that it includes an item that does not have an impact on reported gross profit. The best way that this limitation can be addressed is by using Adjusted Gross Profit in combination with our GAAP reported gross profit. Our management believes that EBITDA and Adjusted EBITDA are useful supplemental tools to evaluate the underlying operating performance of the company on an ongoing basis. The limitation of these measures is that they exclude items that have an impact on net income (loss). The best way that these limitations can be addressed is by using EBITDA and Adjusted EBITDA in combination with our GAAP reported net income (loss). Because Adjusted Gross Profit, EBITDA and Adjusted EBITDA calculations may vary among other companies, the Adjusted Gross Profit, EBITDA and Adjusted EBITDA figures presented below may not be comparable to similarly titled measures used by other companies. Our use of Adjusted Gross Profit, EBITDA and Adjusted EBITDA is not meant to and should not be considered in isolation or as a substitute for, or superior to, any GAAP financial measure. You should carefully evaluate the attached schedule reconciling Adjusted Gross Profit to our GAAP reported gross profit and EBITDA and Adjusted EBITDA to our GAAP reported net income (loss) for the periods presented.

Financial Tables	Schedule 1

Sagent Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts) (Unaudited)

	Three months ended March 31,
	2013	2012	$ change	% change
Net revenue	$60,211	$38,280	$21,931	57%
Cost of sales	41,753	32,518	9,235	28%

Gross profit	18,458	5,762	12,696	220%
Gross profit as % of net revenue	30.7%	15.1%
Operating expenses:
Product development	4,261	4,631	(370)	-8%
Selling, general and administrative	8,867	7,627	1,240	16%
Equity in net loss of joint ventures	443	456	(13)	-3%

Total operating expenses	13,571	12,714	857	7%
Termination fee	5,000	—	5,000	n/m

Income (loss) from operations	9,887	(6,952)	16,839	242%
Interest income and other	16	78	(62)	-79%
Interest expense	(65)	(1,415)	1,350	95%

Income (loss) before income taxes	9,838	(8,289)	18,127	219%
Provision for income taxes	—	—	—	—

Net income (loss)	$9,838	$(8,289)	$18,127	219%

Net income (loss) per common share:
Basic	$0.35	$(0.30)	$0.65	217%
Diluted	$0.34	$(0.30)	$0.64	213%
Weighted-average shares outstanding, basic	28,135	27,915	220
Weighted-average shares outstanding, diluted	28,746	27,915	831

Schedule 2

Sagent Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	March 31,	December 31,
	2013	2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$28,118	$27,687
Short term investments	42,861	36,605
Accounts receivable, net of chargebacks and other deductions	35,842	31,609
Inventories	49,773	47,106
Due from related party	4,695	1,440
Prepaid expenses and other current assets	3,105	2,821

Total current assets	164,394	147,268
Property, plant, and equipment, net	808	780
Investment in joint ventures	18,295	19,622
Intangible assets, net	2,971	4,277
Other assets	347	368

Total assets	$186,815	$172,315

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$22,397	$21,813
Due to related party	5,566	7,026
Accrued profit sharing	6,504	4,246
Accrued liabilities	8,416	7,369

Total current liabilities	42,883	40,454
Long term liabilities:
Other long-term liabilities	6	6

Total liabilities	42,889	40,460
Total stockholders’ equity	143,926	131,855

Total liabilities and stockholders’ equity	$186,815	$172,315

Schedule 3

Sagent Pharmaceuticals, Inc.

Reconciliations of GAAP to non-GAAP Information

(in thousands) (Unaudited)

	Three months ended March 31,					% of net revenue, three months ended March 31,
	2013	2012	$ Change	% Change	2013	2012	% Change
Adjusted Gross Profit	$19,180	$6,485	$12,695	196%	31.9%	16.9%	15.0%
Sagent portion of gross profit earned by Sagent Agila joint venture	722	723	(1)	-0%	1.2%	1.9%	-0.7%

Gross Profit	$18,458	$5,762	$12,696	220%	30.7%	15.1%	15.6%

Sagent’s business plan for fiscal 2013 currently anticipates:

% of net revenue, twelve months ended December 31, 2013
Adjusted Gross Profit	23% - 28%
Sagent portion of gross profit earned by Sagent Agila joint venture	2% - 3%
Gross Profit	21% - 25%

	Three months ended March 31,
	2013	2012	$ Change	% Change
Adjusted EBITDA	$14,201	$(3,317)	$17,518	528%
Stock-based compensation expense	2,077	1,285	792	62%
Equity in net loss of KSCP joint venture	984	1,084	(100)	-9%

EBITDA	$11,140	$(5,686)	$16,826	296%

Depreciation and amortization expense[1]	1,253	1,188	65	5%
Interest expense, net	49	1,415	(1,366)	-97%
Provision for income taxes	—	—	—	—

Net income (loss)	$9,838	$(8,289)	$18,127	219%

[1]

Depreciation and amortization expense excludes $21 and $445 of amortization in the three months ended March 31, 2013 and 2012, respectively, related to deferred financing fees, which is included within interest expense and other in our Condensed Consolidated Statements of Operations for the three months ended March 31, 2013 and 2012.